Exhibit 5.1

Gibson, Dunn & Crutcher LLP

200 Park Avenue
New York, NY 10166-0193
Tel 212.351.4000
www.gibsondunn.com

Client: 72007-00146

November 27, 2012

Pitney Bowes Inc.
1 Elmcroft Road
Stamford, Connecticut 06926-0700

Re: Pitney Bowes Inc.
      Registration Statement on Form S-3 (File No. 333-176957)

Ladies and Gentlemen:

We have acted as counsel to Pitney Bowes Inc., a Delaware corporation (the “Company”) in connection with the offering by the Company of $100,000,000 aggregate principal amount of the Company’s 5.25% Notes Due 2022 (the “Notes”) pursuant to the Registration Statement on Form S-3, file no. 333-176957 (the “Registration Statement”, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein and the prospectus supplement, dated November 19, 2012, filed with the Commission on November 20, 2012 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”).

The Notes have been issued pursuant to the Indenture, dated February 14, 2005 between the Company and Citibank, N.A. as trustee (the “Base Indenture”), as amended by the First Supplemental Indenture dated October 23, 2007 by and among the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”) and Citibank, N.A., as resigning trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indenture and the Notes and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Brussels • Century City • Dallas • Denver • Dubai • Hong Kong • London • Los Angeles • Munich • New York
Orange County • Palo Alto • Paris • San Francisco • São Paulo • Singapore • Washington, D.C.

Pitney Bowes Inc.
November 27, 2012

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and to the extent relevant for our opinions herein, the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of New York and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          B. The opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

          C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or (iii) any waiver of the right to jury trial.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Notes” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP